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                                                                     EXHIBIT 15


July 23, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We are aware that our report dated April 27, 1999 on our review of the interim financial information of Unit Corporation for the periods ended March 31, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999 is incorporated by reference in Unit Corporation's Registration Statement dated July 23, 1999.


Yours Very Truly,

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP